UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2009

  Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 19, 2009, Limited Brands, Inc. (“Limited Brands” or the “Company”) entered into an amendment and restatement (the “Amendment”) of its (a) amended and restated revolving credit agreement dated as of August 3, 2007 (as amended and restated, the “Revolving Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the lenders party thereto and (b) amended and restated term loan credit agreement dated as of August 3, 2007 (as amended and restated, the “Term Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the lenders party thereto.  The Revolving Credit Agreement and the Term Credit Agreement are collectively referred to herein as the “Credit Agreements”.  A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Amendment establishes that obligations of the Company under the Credit Agreements (as well as any obligation of the Company and any Guarantor (as defined below) in respect of hedging arrangements, cash management arrangements, open account agreements (subject to a cap) and certain existing letters of credit, in each case with lenders or their affiliates) (collectively “Obligations”) will be guaranteed (the “Guarantees”) by its existing and future Material Subsidiaries (the “Guarantors”).  The Obligations will be secured by security interests in existing and future tangible and intangible personal property of the Company and the Guarantors, except to the extent prohibited by Limited Brands’ existing indentures and subject to additional exceptions for certain specified types of property and in certain specified circumstances.  The Guarantees and security interests shall be released if the Company’s issuer credit rating (by S&P) and corporate family rating (by Moody’s)  is BBB+ and Baa1 or better (if rated by both S&P and Moody’s) or BBB+ or Baa1 or better (if rated by one credit rating agency only) and no Default shall have occurred and be continuing or would result from such release. The Guarantees and security interests are subject to reinstatement if the Company’s issuer credit rating (by S&P) and corporate family rating (by Moody’s) is worse than BBB or Baa2 (if rated by both S&P and Moody’s) or BBB or Baa2 (if rated by one credit rating agency). The Guarantee and security interest of a Guarantor may also be released where such Guarantor ceases to be a consolidated subsidiary of the Company pursuant to a transaction permitted under the Credit Agreements.

The Amendment modifies the fixed charge coverage ratio covenant to require the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters to be less than 1.60 to 1.0 for all such periods ending prior to the fiscal quarter ending on or about January 31, 2011 and 1.75 to 1.00 for all such periods thereafter.  The Amendment also modifies the leverage covenant in the Credit Agreements to require the ratio of Consolidated Debt  as of any date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to such date not to exceed a ratio ranging from 5.00 to 1.00 to 4.00 to 1.00, as determined by the specified date.  In addition, the Amendment modifies the lien covenants in the Credit Agreements to restrict the liens for which the existing general basket may be used and to provide an additional basket with respect to second-priority liens on Collateral securing indebtedness in an aggregate principal amount not exceeding $750,000,000, incurred in accordance with the terms of the Credit Agreements.

The Amendment introduces several new covenants, including covenants that (a) limit the Company’s and Guarantors’ new investments in, and new guarantees of indebtedness for the benefit of non-Guarantor subsidiaries, subject to limited exceptions, to $100,000,000, which amount is increased in certain circumstances (which investment covenant shall not apply if the Company’s issuer credit rating (by S&P) and corporate family rating (by Moody’s) is BBB+ and Baa1 or better (if rated by both S&P and Moody’s) or BBB+ or Baa1 or better (if rated by only one credit rating agency) and no Default shall have occurred), (b) restrict, with certain exceptions, entering additional agreements or instruments that impose restrictions on the granting of liens by the Company or a domestic subsidiary to secure, or the ability of any domestic subsidiary to guarantee, the Obligations (or obligations under any facility that refinances or replaces the Amendments), (c) limit Restricted Payments to distributions by wholly-owned consolidated subsidiaries,  ratable dividends by consolidated subsidiaries, restricted payments by the Company not exceeding $220,000,000 in any fiscal year (unless otherwise permitted) and, additional restricted payments in an aggregate amount determined by reference to a formula set forth in the Amendment (which restricted payment covenant shall not apply if the Company’s issuer credit rating (by S&P) and corporate family rating (by Moody’s) is BBB and Baa2 or better (if rated by both S&P and Moody’s) or BBB or Baa2 or better (if rated by one credit rating agency only)), and (d) require that the aggregate principal amount of Loans outstanding under the Revolving Credit Agreement shall not exceed $200,000,000 for a period of thirty consecutive days between January 15 and February 28 of each calendar year.  Additional provisions are also added in the Revolving Credit Agreement to address a situation in which a lender does not, or is unable to, comply with its funding obligations thereunder, including, in certain circumstances, termination of and prepayment to such lender at the Company’s sole discretion.

The Amendment changes the definition of Alternate Base Rate to the greater of the Prime Rate, the Federal Funds Effective Rate plus one-half of 1% and the LIBO Rate for a one-month period plus 1%.  Interest under the Credit Agreements accrues at the election of Limited Brands, the Alternate Base Rate or the LIBO Rate plus an Applicable Rate, which is determined by reference to the lower of the Company’s credit ratings established by S&P or Moody’s on the relevant date with a LIBO Rate spread ranging from 2.50% to 4.50% and an Alternate Base Rate spread ranging from 1.50% to 3.50%.  In addition, commitment fees ranging from 0.50% to 0.75%  on unused commitments and participation fees ranging from 2.50% to 4.50%, in each case determined by reference to the lower of the Company’s credit ratings established by S&P or Moody’s on the relevant date are also payable under the Revolving Credit Agreement on unused commitments and outstanding Letters of Credit, respectively.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 4.1 hereto.  Capitalized terms not defined herein have the meanings set forth in the Credit Agreements.

Item 1.02 Termination of a Material Definitive Agreement.

As a condition to the effectiveness of the Amendment, on February 19, 2009, the Company terminated the lending commitments under the 364-Day Revolving Credit Agreement dated July 11, 2008 (the “364-Day Agreement”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and paid all obligations accrued and owing under the 364-Day Agreement.

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.1
Amendment and Restatement Agreement dated as of February 19, 2009, among  Limited Brands Inc. (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., (a) in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under each of (i) the Amended and Restated Five-Year Revolving Credit Agreement dated as of August 3, 2007, among the Borrower, the lenders party thereto, and the Administrative Agent and (ii) the Amended and Restated Term Loan Credit Agreement dated as of August 3, 2007, among the Borrower, the lenders party thereto, and the Administrative Agent and (b) as Collateral Agent under the Loan Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: February 25, 2009	By	/s/ Douglas L. Williams
Douglas L. Williams
Senior Vice President and General Counsel